UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release on February 10, 2009, Dr Pepper Snapple Group, Inc. (the "Company") announced that its Board of Directors had elected Mike Weinstein, chairman of INOV8 Beverage Company LLC as a Class I director and that he will stand for re-election at the annual stockholder's meeting occurring on May 19, 2009.

Mr. Weinstein is co-founder of INOV8 Beverage Company LLC, and through one of its subsidiaries has developed the energy drink HYDRIVE. The Company distributes HYDRIVE and owns a minority interest in this subsidiary. In fiscal year 2008, the Company paid the subsidiary in excess $1.6 million for product, which the Company resold. As a result of this relationship, Mr. Weinstein will not be an independent director and will not serve on certain committees, which require independent directors.

In the press release, the Company also announced that John Stewart advised the Board of Directors of the Company that he will not stand for re-election as a Class I director at the annual stockholder's meeting occurring on May 19, 2009, but will remain on the Board through that meeting. Mr. Stewart’s decision to not stand for re-election is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Stewart will continue to serve as the Company's Chief Financial Officer.

A copy of the Company’s February 10, 2009 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued February 10, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

February 10, 2009	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued February 10, 2009 by Dr Pepper Snapple Group, Inc. - "Dr Pepper Snapple Group Elects Beverage Industry Executive Mike Weinstein to Its Board of Directors"